UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒        Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

FAIRCHILD SEMICONDUCTOR INTERNATIONAL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Fairchild Semiconductor International, Inc. 3030 Orchard Parkway San Jose, California 95134 www.fairchildsemi.com

Supplement dated April 3, 2013 to the Proxy Statement dated March 27, 2013

Fairchild Semiconductor International, Inc. (the “Company”) is filing the additional material contained in this Schedule 14A with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the upcoming 2013 annual stockholders’ meeting.

The Company filed its Notice of Annual Stockholders’ Meeting and Proxy Statement on March 27, 2013. On Page 2 of the Proxy Statement it is stated that, on the record date, 138,039,529 shares of common stock were outstanding. As a point of clarification, this amount includes 10,196,840 shares of treasury stock. As reported on page 7 of the Proxy, undiluted shares of common stock outstanding net of treasury shares were 127,842,689 on the Record Date; this figure will be the basis for determining if a quorum is present and whether proposals receive sufficient votes to be approved at the meeting.

A copy of this Supplement along with our Proxy Statement and Annual Report to Stockholders are available at www.edocumentview.com/FCS.